CONSENT OF INDEPENDENT AUDITORS






We consent to the reference to our firm in the Post Effective Amendment Number 9 of Analysts Investment Trust.


 ______/S/_______________
Berge & Company LTD

Cincinnati, Ohio
April 21, 1999